Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Michaels Companies, Inc. Amended and Restated 2014 Omnibus Long-Term Incentive Plan of our report dated May 1, 2014, (except Note 17, as to which the date is June 9, 2014) with respect to the consolidated financial statements of The Michaels Companies, Inc. included in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

July 2, 2014